UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 23, 2003


                        OMEGA HEALTHCARE INVESTORS, INC.
               (Exact name of registrant as specified in charter)

           MARYLAND                     1-11316                38-3041398
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       (State or other               (Commission             (IRS Employer
       jurisdiction of               File Number)          Identification No.)
        incorporation)


           9690 DEERECO ROAD, SUITE 100, TIMONIUM, MARYLAND            21093
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               (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (410) 427-1700


          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On June 23, 2003, Omega Healthcare Investors, Inc. (the "Company") issued a press release announcing the completion of a new $225 million Senior Secured Credit Facility ("Credit Facility") arranged and syndicated by GE Healthcare Financial Services. The Company has drawn $187 million under the new Credit Facility to repay borrowings under the Company's two previous credit facilities and replace letters of credit. In addition, proceeds from the loan are permitted to be used to pay cumulative unpaid preferred dividends, and for general corporate purposes. A copy of the press release is filed as Exhibit 99.1 herewith.

     The new Credit Facility includes a $125 million term loan ("Term Loan") and a $100 million revolving line of credit ("Revolver") fully secured by 121 facilities representing approximately half of the Company's invested assets. Both the Term Loan and Revolver have a four-year maturity with a one-year extension at the Company's option. The Term Loan amortizes on a 25-year basis and is priced at LIBOR plus a spread of 3.75%, with a floor of 6.00%. The Revolver is also priced at LIBOR plus a 3.75% spread, with a 6.00% floor.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          EXHIBIT NO.    DESCRIPTION
          ----------     ------------

          99.1 Press Release, dated June 23, 2003, of Omega Healthcare Investors, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           OMEGA HEALTHCARE INVESTORS, INC.

                                           By: /S/  C. TAYLOR PICKETT
                                               ---------------------------------
                                                    C. Taylor Pickett
                                                    Chief Executive Officer

Dated: June 24, 2003

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION
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99.1                Press Release, dated June 23, 2003, of Omega Healthcare
                    Investors, Inc.